CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2005 (except for notes 20 and 21 which are as of May 5, 2005) included in Amendment No. 3 to the Registration Statement on Form F-4 (No. 333-124748) and related Prospectus of Stantec Inc. dated August 16, 2005.

Edmonton, Canada,	/s/ Ernst & Young LLP
August 16, 2005.	Chartered Accountants